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EXHIBIT II

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                       Three Months Ended March 31,
                                                                                     --------------------------------
                                                                                           2001            2000
                                                                                     ---------------    -------------
BASIC NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss)                                                                    $   (1,084,927)    $     57,010
                                                                                     ==============     ============



Weighted average Common Shares outstanding                                                7,295,402        6,839,310
                                                                                     ==============     ============

Basic Net Income (Loss) Per Common Share                                             $        (0.15)           $0.01
                                                                                     ==============     ============


DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss)                                                                    $   (1,084,927)    $     57,010
                                                                                     ==============     ============

Weighted average Common Shares outstanding                                                7,295,402        6,839,310
Options and warrants assumed to be Common Stock
        equivalents using Treasury Stock Method                                                   0        1,172,035
                                                                                     --------------     ------------

Weighted average common shares outstanding, as
        adjusted                                                                          7,295,402        8,011,345
                                                                                     ==============     ============

Diluted Net Income (Loss) per Common Share                                           $        (0.15)    $       0.01
                                                                                     ==============     ============








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